                                                                      99.1

                                          INTERNATIONAL PAPER PLAZA
                                          400 ATLANTIC STREET
                                          STAMFORD, CT 06921
News Release
CONTACTS:

         Media:            Jennifer Boardman, 203-541-8407
         -----                                901-351-5943

         Investors:        Carol Tutundgy, 203-541-8632
         ---------         Darial Sneed, 203-541-8541

             International Paper Reports Third-Quarter 2001 Earnings

Stamford, Conn. - Oct. 17, 2001 - International Paper (NYSE: IP) today reported third-quarter 2001 earnings of $68 million ($0.14 per share) before special items, compared with $260 million ($0.53 per share) in the third quarter 2000 and $64 million ($0.13 per share) in the second quarter 2001. All figures are before special and extraordinary items.

"International Paper continues to take measures that strengthen our company -- focusing on our core businesses, improving our operational performance, working to manage our capacity and aggressively pursuing divestitures," said John Dillon, International Paper chairman and chief executive officer. "The programs we have in place are positively impacting our earnings.

"There is no doubt, however, that the tragic events of September 11 have placed additional stresses on consumer confidence in an already weak economy," said Dillon. "Like many other companies, we experienced business interruptions during the week of the terrorist attacks. The long-term impact on our company resulting from those events is still undetermined."

Special items in the third quarter 2001 earnings statement include a gain of $215 million before taxes on the sale of the Curtis/Palmer hydroelectric facility and charges in the amount of $649 million before taxes in connection with facility and business rationalizations, an increase in litigation related reserves, and disposition and impairment losses on assets of businesses held for sale.

After special items, International Paper reported a third-quarter 2001 net loss of $275 million ($0.57 per share), compared with a net loss of $135 million ($0.38 per share) in the third quarter 2000 after special and extraordinary items. In the second quarter of 2001, the company reported a net loss of $313 million ($0.65 per share) after special items.

During the third quarter, International Paper continued to face tough competitive conditions and soft demand. The economic slowdown in the United States and other segments of the global economy continued to adversely impact demand for paper, packaging and wood products.

International Paper's global competitive position continues to be affected by the relative strength of the U.S. dollar. While there was marginal strengthening of the Euro versus the dollar during the quarter, the timing of the increase was insufficient to reverse the downward trend in export competitiveness.

"International Paper is continuing to streamline and improve its operations," said Dillon. "We ran our mills more efficiently in the third quarter. And this week, we announced the permanent closure of our Erie, Pa., Mill to better utilize more competitive pulp, paper and converting capacity within the company's uncoated freesheet system.

"We are also focused on cash flow and debt reduction, taking steps to enhance long term liquidity," said Dillon. In August, the company took advantage of favorable capital market conditions and issued $1 billion in aggregate principal amount of ten-year fixed rate notes. The majority of the proceeds was used on Oct. 8, 2001 to retire $800 million of money market notes due in 2002.

In addition, the company realized $350 million of merger benefits, through the first nine months of this year, from the June 2000 Champion acquisition.

Segment Information
Compared to third quarter 2000, earnings declined in most segments as the impact of the slow economy reduced demand for International Paper's products used for advertising, print, packaging and construction. Forest Products earnings did, however, improve compared to one year ago. The company realized higher lumber prices and volumes during the current quarter. Versus second quarter 2001, prices eroded slightly in most businesses and were partly offset by higher seasonal paper volumes.

Third-quarter segment earnings and business trends compared to the second quarter of 2001 are as follows.

Third-quarter earnings for Printing Papers were $146 million, up from $119 million in second quarter 2001 as a result of higher coated paper volumes reflecting holiday catalog demand. European paper results were slightly weaker than the prior quarter, due to the increased slowdown in European economies, which lagged the downturn in the U.S. economy.

Industrial and Consumer Packaging earnings were $133 million in the third quarter compared to $143 million in the second quarter, due to slightly lower prices and volumes.

Earnings for the company's distribution business, xpedx, declined to $5 million from $12 million last quarter, as a result of continued weak printing markets and slowing sales in packaging and industrial supplies.

Third-quarter Forest Products earnings of $184 million were flat compared with $182 million in second quarter 2001. Higher lumber and panel volumes were offset by lower prices.

Earnings at Carter Holt Harvey, International Paper's 50.5% owned subsidiary in New Zealand, fell to a loss of $1 million from earnings of $5 million in second quarter 2001. Improvement in construction markets in Australia was not sufficient to offset the negative impact of continuing price weakness in the log markets, low pricing for export pulp and linerboard, and high energy costs.

The company will hold a webcast to discuss earnings and current market conditions at 11 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior to the webcast. A replay of the webcast will also be available on the web-site beginning at 1 p.m. (EDT) this afternoon.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative (SFI'sm') program, a system that ensures the perpetual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in nearly 50 countries and exports its products to more than 130 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the effects on our business of our efforts to balance internal supply with demand, whether anticipated merger, restructuring and divestiture benefits can be achieved, and conditions affecting demand for our products, including impacts relating to foreign exchange rates.

                               International Paper
                        Summary of Consolidated Earnings
                           Preliminary and Unaudited
         (In millions except for net sales and per share amounts)



                                                      Three Months Ended                     Nine Months Ended
                                                        September 30,                          September 30,
                                                 -----------------------------        -------------------------------

                                                   2001                2000              2001                 2000
                                                 ----------        -----------        ----------          ---------
 Net Sales (In billions)                              $6.5               $7.8             $20.1               $21.0
                                                 ----------        -----------        ----------          ---------

 Earnings (Loss) Before Interest, Income
   Taxes, Minority Interest , Extraordinary Items
   and Cumulative Effect of Accounting Change          (52) (a)           589 (g)            86 (a,b,c)       1,791 (h)

    Interest expense, net                              235                278               718                 565
                                                 ----------        -----------        ----------          ---------

 Earnings (Loss) Before Income Taxes,
   Minority Interest, Extraordinary Items and
   Cumulative Effect of Accounting Change             (287) (a)           311 (g)          (632)(a,b,c)       1,226 (h)

    Income tax provision (benefit)                     (45) (a)            71 (g)          (174)(a,b,c)         349 (h)

    Minority interest expense, net of taxes             33                 65               112 (b)             188
                                                 ----------        -----------        ----------          ---------

 Earnings (Loss) Before Extraordinary Items
    And Cumulative Effect of Accounting Change        (275) (a)           175 (g)          (570)(a,b,c)         689 (h)

    Gains (losses) on sales of investments and
    businesses, net of taxes and
    minority interest                                   -                (310)(f)           (46)(d)            (176)(f,i)

    Cumulative effect of change in accounting for
       derivatives and hedging activities,
       net of taxes and minority interest               -                  -                (16)                 -
                                                 ----------        -----------        ----------          ---------

 Net Earnings (Loss)                                 $(275) (a)         $(135)(f,g)       $(632)(a,b,c,d)      $513 (f,h,i)
                                                 ==========        ===========        ==========          =========

 Earnings (Loss) Per Common Share Before
   Extraordinary Items and Cumulative
   Effect of Accounting Change                      $(0.57) (a)         $0.36 (g)        $(1.18) (a,b,c)      $1.57 (h)

 Earnings (Loss) Per Common Share -

      Extraordinary Items                                -              (0.64)(f)         (0.10) (d)          (0.40)(f,i)
      Cumulative Effect of Accounting Change             -                  -             (0.03)                  -
                                                 ----------        -----------        ----------          ---------

 Earnings (Loss) Per Common Share                   $(0.57) (a)        $(0.28)(e,f,g)    $(1.31) (a,b,c,d)    $1.17 (e,f,h,i)
                                                 ==========        ===========        ==========          =========

 Earnings (Loss) Per Common Share -
   Assuming Dilution                                $(0.57) (a)        $(0.28)(e,f,g)    $(1.31) (a,b,c,d)    $1.17 (e,f,h,i)
                                                 ==========        ===========        ==========          =========


 Average Shares of Common Stock Outstanding          482.9              481.6             482.9               438.9
                                                 ==========         ==========         =========           =========



(a) Includes a gain of $215 million before taxes ($137 million after taxes) on the sale of the Curtis/Palmer hydroelectric facility and charges in the amount of $649 million before taxes ($480 million after taxes) in connection with facility and business rationalizations, an increase in litigation related reserves, and disposition and impairment losses on assets of businesses held for sale.

(b) Includes a charge of $465 million before taxes and minority interest ($300 million after taxes and minority interest) for facility closures, administrative realignment and related severance reserves, and a charge of $85 million ($55 million after taxes) for impairment losses on assets of businesses held for sale.

(c) Includes $42 million of pre-tax charges ($28 million after taxes) for Champion merger integration costs.

(d) Includes an extraordinary pre-tax charge of $73 million ($46 million after taxes) related to the impairment of our Masonite business to be sold and the divestiture of our Petroleum and Minerals assets.

(e) In order for the 2000 third-quarter earnings per share to add up to the year-to-date earnings per share, a loss of $.38 per share is required. The sum of each quarter's earnings (loss) per share for 2000 calculated on the basis of the weighted-average shares outstanding during each of the respective quarters is $.10 per share higher than the nine months year-to-date earnings per share calculated based on the year-to-date weighted-average number of shares outstanding. The reason for this is that
      68.7 million shares were issued in June 2000 related to the Champion acquisition. On a stand alone basis, the third quarter loss per share, inclusive of special and extraordinary items was $.28 per share. However, in order for the quarterly earnings per share to add up to the year-to-date earnings per share, a loss of $.38 per share is required. The $.10 difference is essentially attributable to the effect resulting from dividing the special and extraordinary items by the year-to-date average number of shares outstanding.

(f) Includes an extraordinary pre-tax charge of $460 million ($310 million after taxes) related to the impairment of the Zanders and Masonite businesses to be sold.

(g) Includes a pre-tax charge of $125 million ($80 million after taxes) for additions to existing Masonite reserves and a net pre-tax charge of $9 million ($5 million after taxes) for Union Camp and Champion merger related items.

(h) Includes a pre-tax charge of $125 million ($80 million after taxes) for additions to existing Masonite reserves, a charge of $71 million before taxes and minority interest ($42 million after taxes and minority interest) primarily for asset shutdowns of excess internal capacity and cost reduction actions, and a $21 million net pre-tax charge ($13 million after taxes) for Union Camp and Champion merger related items.

(i) Includes an extraordinary gain of $385 million before taxes and minority interest expense ($134 million after taxes and minority interest expense) on the sale of our investment in Scitex and Carter Holt Harvey's sale of its share of COPEC.

                               International Paper
                            Sales by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)



                                                            Three Months Ended                      Nine Months Ended
                                                               September 30,                          September 30,
                                                       ------------------------------          ----------------------------
                                                          2001               2000     (1)         2001     (1)     2000     (1)
                                                       ------------       -----------          -----------      -----------
Printing Papers                                        $     1,945       $     2,235            $   5,975       $    5,145

Industrial and Consumer Packaging                            1,665             1,810                5,070            5,340

Distribution                                                 1,665             1,930                5,175            5,380

Forest Products                                                725               755                2,130            1,715

Carter Holt Harvey                                             455               435                1,250            1,305

Other Businesses (2)                                           415               965                1,575            2,865

Less:  Intersegment Sales                                     (341)             (329)              (1,066)            (798) (3)

                                                       ------------      ------------          -----------      -----------
                                                       $     6,529       $     7,801            $  20,109       $   20,952
                                                       ============      ============          ===========      ===========




(1) Certain reclassifications and adjustments have been made to current year and prior year amounts.

(2)   Includes businesses identified in the company's divestiture program.

(3) Includes results from operations of Champion from date of acquisition, June 20, 2000, through June 30, 2000.

                               International Paper
                          Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)


                                                         Three Months Ended                     Nine Months Ended
                                                           September 30,                          September 30,
                                                    -----------------------------          ----------------------------
                                                       2001              2000     (1)         2001     (1)     2000     (1)
                                                    ------------      -----------          -----------      -----------
Printing Papers                                     $       146       $      297           $      419       $      673

Industrial and Consumer Packaging                           133              194                  392              622

Distribution                                                  5               32                   31               97

Forest Products                                             184              162                  502              445

Carter Holt Harvey                                           (1)              21                    5               61

Other Businesses (2)                                         10               51                   36              176

Corporate                                                     -                -                    -               26  (3)
                                                    ------------      -----------          -----------      -----------

Operating Profit                                            477              757                1,385            2,100

Interest expense, net                                      (235)            (278)                (718)            (565)

Minority interest adjustment                                 (6)              32                    7               94

Corporate items, net                                        (89)             (66)                (280)            (186)

Merger integration costs                                      -              (15)                 (42)             (27)

Restructuring and other charges                            (481)            (125)                (946)            (196)

Gains (losses) on sales and impairments of
   businesses held for sale                                  47                -                  (38)               -

Reversal of reserves no longer required                       -                6                    -                6
                                                    ------------      -----------          -----------      -----------

Earnings before income taxes, minority
   interest, extraordinary items and
   cumulative effect of accounting change           $      (287)      $      311           $     (632)      $    1,226
                                                    ============      ===========          ===========      ===========


(1) Certain reclassifications and adjustments have been made to current year and prior year amounts.

(2)   Includes businesses identified in the company's divestiture program.

(3) Includes results from operations of Champion from date of acquisition, June 20, 2000, through June 30, 2000.

                               INTERNATIONAL PAPER
                              PRODUCTION BY PRODUCT
                                   (UNAUDITED)

                                                                Three Months Ended               Nine Months Ended
                                                                   September 30,                   September 30,
                                                            ----------------------------     ---------------------------
                                                                2001           2000               2001          2000
                                                                ----           ----               ----          ----
Printing Papers (In thousands of tons)
     White Papers and Bristols                                   1,517         1,684               4,735       4,419
     Coated Papers (a)                                             534           720               1,601       1,362
     Market Pulp (b)                                               676           837               2,007       1,874
     Newsprint                                                      26            26                  81          81

Packaging
     Containerboard                                              1,033         1,039               3,141       3,433
     Bleached Packaging Board                                      399           532               1,447       1,607
     Industrial Papers (a)                                         246           265                 738         736
     Industrial and Consumer Packaging (a) (c)                   1,130         1,227               3,598       3,953

Specialty Products (In thousands of tons)
     Tissue                                                         43            41                 124         124

Forest Products (In millions)
     Panels (d)                                                    783           934               2,203       1,941
     Lumber                                                        976           999               2,925       2,491
     MDF                                                            92           100                 276         244
     Particleboard                                                 114           122                 326         265


(a) Certain reclassifications and adjustments have been made to current and prior year amounts.

(b) Excludes market pulp purchases.

(c) A significant portion of the tonnage was fabricated from paperboard and paper produced at International Paper's own mills and included in the containerboard, bleached packaging board and industrial papers amounts in this table.

(d) Panels include plywood and oriented strand boards.

                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)


                                                                           September 30,          December 31,
                                                                               2001                   2000
                                                                         ------------------    --------------------
Assets
Current Assets
   Cash and temporary investments                                        $    2,019              $      1,198
   Accounts and notes receivable, net                                         3,083                     3,433
   Inventories                                                                2,740                     3,182
   Assets of businesses held for sale                                           983                     1,890
   Other current assets                                                       1,092                       752
                                                                         --------------          --------------
     Total Current Assets                                                     9,917                    10,455
                                                                         --------------          --------------

Plants, Properties and Equipment, net                                        14,833                    16,011
Forestlands                                                                   4,389                     5,966
Investments                                                                     256                       269
Goodwill                                                                      6,552                     6,310
Deferred Charges and Other Assets                                             3,395                     3,098
                                                                         --------------          --------------
Total Assets                                                             $   39,342              $     42,109
                                                                         ==============          ==============

Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt                $    1,203              $      2,115
   Liabilities of businesses held for sale                                      231                       541
   Accounts payable and accrued liabilities                                   4,385                     4,757
                                                                         --------------          --------------
     Total Current Liabilities                                                5,819                     7,413
                                                                         --------------          --------------

Long-Term Debt                                                               13,364                    12,648
Deferred Income Taxes                                                         4,186                     4,699
Other Liabilities                                                             1,978                     2,155
Minority Interest                                                             1,350                     1,355
Preferred Securities                                                          1,805                     1,805

Common Shareholders' Equity
   Invested capital                                                           5,525                     5,726
   Retained earnings                                                          5,315                     6,308
                                                                         --------------          --------------
     Total Common Shareholders' Equity                                       10,840                    12,034

                                                                         --------------          --------------
Total Liabilities and Common Shareholders' Equity                        $   39,342              $     42,109
                                                                         ==============          ==============